UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On July 30, 2013, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) appointed Allen I. Questrom to the Board of Directors.  Mr. Questrom has not been appointed to serve on any committees of the Company’s Board of Directors at this time.  Mr. Questrom will receive the customary compensation paid to the Company’s non-employee directors.  With the addition of Mr. Questrom, the Company’s Board comprises nine directors, seven of whom are independent.

Mr. Questrom was Chairman and Chief Executive Officer of Neiman Marcus, Inc. from 1988 to 1990. He was at Federated Department Stores, Inc. (now Macy’s) as Chairman and CEO from February 1990 to May 1997. From May 1999 to January 2001, he served as Chairman of the Board of Barneys New York, Inc. and from May 1999 and until September 2000, as Chief Executive Officer and President.  From 2000 to December 2004, he was Chairman and Chief Executive Officer of J.C. Penney Company. He has been a Senior Advisor for Lee Equity Partners since 2006.  Mr. Questrom is currently a member of the Board of Directors of Sotheby’s and the Glazer Family of Companies. He has also previously served as a member of the Board of Directors of Footlocker, Inc. and Wal Mart Stores, Inc. and was non-executive Chairman of Deb Shops, Inc.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are included in this Form 8-K:

Exhibit
Number	Description

99.1	Press Release of the Company dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2013

THE MEN’S WEARHOUSE, INC.

		By:	/s/ KELLY M. DILTS
Kelly M. Dilts
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated July 31, 2013.